UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 4, 2004

VIRGINIA FINANCIAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Virginia	000-22283	54-1829288
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

102 S. Main Street, Culpeper, Virginia 22701

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (540) 829-1633

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 - Entry Into A Material Definitive Agreement

On October 4, 2004, Virginia Financial Group, Inc. (the “Company”) entered into an Employment Agreement (the “Employment Agreement”) with Litz H. Van Dyke pursuant to which Mr. Van Dyke agreed to serve as the Company’s Executive Vice President and Chief Operating Officer. The Employment Agreement has a term through December 31, 2006, and automatically extends for additional one-year periods unless either party notifies the other of the intention to not renew. Under the Employment Agreement, Mr. Van Dyke will receive an initial base salary of $195,000, as well as other compensation, including incentive opportunities, as set forth in the Employment Agreement attached as Exhibit 10.1 to this Current Report, which is incorporated herein by reference.

Under the Employment Agreement, Mr. Van Dyke will be provided opportunities to earn incentive bonuses based on performance criteria set by the Board, and will receive a signing bonus of $15,000 and a one time employment inducement award of incentive stock options and restricted stock, health insurance and other benefits, such as a car or vehicle allowance, country club initiation fee and monthly dues, reimbursement for costs of attending professional meetings and relocation expenses (including possible Company purchase of Mr. Van Dyke’s former primary residence) pursuant to the Company’s corporate relocation policy. Mr. Van Dyke will also be entitled to receive certain severance payments. If the Company terminates Mr. Van Dyke without cause or Mr. Van Dyke terminates his employment for good reason (each as defined in the agreement), the Company is obligated to pay Mr. Van Dyke’s lump-sum cash payment equaling his annual base salary for 18 months from the date of termination and to maintain Mr. Van Dyke’s welfare benefits for 18 months from the date of termination. The Employment Agreement also provides that upon such termination, all of Mr. Van Dyke’s then unvested stock option and other stock awards will become fully vested and exercisable. The Employment Agreement also provides for three years continued employment in the event of a change in control (as defined in the agreement) of the Company. If, however, following a change in control, the Company terminates Mr. Van Dyke without cause or Mr. Van Dyke terminates his employment for good reason, the Company is obligated to maintain Mr. Van Dyke’s welfare benefits for an additional 36 months and to pay Mr. Van Dyke a lump-sum cash payment equaling 2.99 times his combined annual base salary at the time of termination and his highest annual bonus for the two most recently completed years (limited, however, to the maximum amount, if any, which can be paid without any of the payments being excess parachute payments under Internal Revenue Code section 280G). Mr. Van Dyke will also be subject, in certain circumstances, to non-competition obligations for a period of 18 months following the termination of his employment.

Item 9.01. Financial Statements and Exhibits.

Exhibit
10.1	Employment agreement between Virginia Financial Group, Inc. and Mr. Van Dyke dated October 4, 2004.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRGINIA FINANCIAL GROUP, INC.

By:	/s/ Jeffrey W. Farrar
Jeffrey W. Farrar
Executive Vice President
and Chief Financial Officer

October 6, 2004

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EXHIBIT INDEX

Exhibit
10.1	Employment agreement between Virginia Financial Group, Inc. and Mr. Van Dyke dated October 4, 2004.

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